SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRANSPORT CORPORATION OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1386925

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1715 Yankee Doodle Road
Eagan, Minnesota	55121

(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of Class)

Item 1. Description of Securities to be Registered.

           Effective August 1, 2002, the Board of Directors of Transport Corporation of America, Inc. (the “Company”) appointed LaSalle Bank National Association, Chicago, Illinois (“LaSalle Bank”), to be the sole rights agent under the Rights Agreement, dated as of February 25, 1997, as amended, originally entered into by and between the Company and Wells Fargo Bank, N.A. (fka Norwest Bank Minnesota, NA) (the “Rights Agreement”). In connection with the appointment, the Company and LaSalle Bank amended the Rights Agreement to reflect LaSalle Bank’s appointment. The amendment is filed as an exhibit herewith and incorporated by reference herein.

           Also effective August 1, 2002, the Company appointed LaSalle Bank to be the transfer agent and registrar for the Company’s capital stock, including its Common Stock.

Item 2. Exhibits.

Exhibit 1.	Form of Amendment No. 3 to Rights Agreement between the Company and LaSalle Bank National Association, dated August 1, 2002.

SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereto duly authorized.

TRANSPORT CORPORATION OF AMERICA, INC.

By /s/ Michael J. Paxton

Michael J. Paxton,
President and Chief Executive Officer

Dated: August 1, 2002